Exhibit 99.1

BridgeBio Announces Agreement with U.S. Government to Improve Affordability and Access to Critical Medicines for Americans

- This voluntary agreement expands access for Medicaid patients to BridgeBio’s currently marketed medicine and lowers drug costs for Americans without jeopardizing innovation and sustainability in rare diseases

- BridgeBio will continue to offer Attruby via Medicare Part D without any future pricing mandates

- The agreement has no impact on ForgingBridges®, a copay assistance program that helps reduce out-of-pocket costs to as little as $0 per month for qualifying patients

PALO ALTO, Calif., Aug. 31, 2026 (GLOBE NEWSWIRE) — BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio” or the “Company”), a commercial-stage, multi-product biopharmaceutical company focused on developing medicines for genetic conditions, today announced that it has entered into a voluntary agreement with the U.S. government to expand access to its medicines and lower costs for American patients. Neil Kumar, Ph.D., Co-Founder and CEO of BridgeBio, joined President Donald J. Trump and members of his Administration at the White House to discuss the new agreement, which improves access to treatments for rare genetic diseases without jeopardizing innovation or sustained investment.

Millions of people worldwide live with rare genetic conditions that have no approved treatment options because developing medicines for rare diseases has never been commercially straightforward. Today’s agreement with the Administration is intended to ensure that BridgeBio will be able to continue bringing medicines to people living with rare genetic diseases. As part of the agreement, BridgeBio will expand state Medicaid access to its currently marketed medicine via the GENEROUS Model.

This builds on the Company’s existing patient access work, including ForgingBridges, BridgeBio’s patient support program, which provides reimbursement navigation and financial assistance to qualifying patients, potentially minimizing out-of-pocket costs to as little as $0 per month.

BridgeBio does not expect to be subject to future pricing mandates. The specific terms of the agreement remain confidential.

“As an American biotech, it’s a privilege to be working alongside the Administration to ensure the broadest possible access for Americans to the medicines that we make. Thirty million Americans suffer from rare genetic disorders, and our intent is to reliably innovate new medicines and bring them to as many communities as possible,” said Dr. Kumar. “Within the field of ATTR-CM, we’ve already launched the lowest-priced product with the best data at 30 months, and we continue to look forward to working with anyone who wants to help improve access to treatment for the patients who need it.”

BridgeBio’s model was built to make drug development and innovation economically viable for genetic conditions that affect small patient populations. The Company’s approved medicine, Attruby, is available to people with transthyretin amyloid cardiomyopathy, and the Company has three additional medicines under FDA review, each for a genetic condition with limited or no approved treatment options: BBP-418 for limb-girdle muscular dystrophy type 2I/R9, or LGMD2I/R9 (PDUFA date with Priority Review: November 27, 2026); encaleret for autosomal dominant hypocalcemia type 1, or ADH1 (PDUFA date with Priority Review: May 7, 2027); and infigratinib for achondroplasia.

About Attruby (acoramidis)
INDICATION
Attruby is a transthyretin stabilizer indicated for the treatment of the cardiomyopathy of wild-type or variant transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular death and cardiovascular-related hospitalization.

IMPORTANT SAFETY INFORMATION
Adverse Reactions
Diarrhea (11.6% vs 7.6%) and upper abdominal pain (5.5% vs 1.4%) were reported inpatients treated with Attruby versus placebo, respectively. The majority of these adverse reactions were mild and resolved without drug discontinuation. Discontinuation rates due to adverse events were similar between patients treated with Attruby versus placebo (9.3% and 8.5%, respectively).

About BridgeBio
BridgeBio exists to develop transformative medicines for genetic conditions. Millions of people worldwide living with genetic conditions lack treatment options, often because drug development for small patient populations can be commercially challenging. We aim to bridge the gap between advancements in genetic science and meaningful medicines for underserved patient populations. Our decentralized, hub-and-spoke model is designed for speed, precision, and scalability. Autonomous and empowered teams focus on individual conditions, while a central hub provides the clinical, regulatory, and commercial capabilities needed to bring innovation to market. For more information, visit bridgebio.com and follow us on LinkedIn, X, Facebook, Instagram, YouTube, and TikTok.

BridgeBio Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions. BridgeBio intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

These forward-looking statements include statements regarding the anticipated implementation, scope and effects of BridgeBio’s agreement with the U.S. government, including BridgeBio’s plans to expand Medicaid access to Attruby through the GENEROUS Model; BridgeBio’s expectation that it will not be subject to future pricing mandates; and the anticipated impact of the agreement on patient access, affordability and BridgeBio’s ability to continue developing and providing medicines for rare genetic diseases.

Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, the risk that the agreement may be implemented, interpreted or applied differently than BridgeBio currently expects; that federal or state laws, regulations, policies, reimbursement frameworks or government pricing programs may change or be implemented in a manner that adversely affects BridgeBio or its products; that BridgeBio may become subject to additional pricing mandates, requirements or restrictions notwithstanding its current expectations; that the agreement may not result in the anticipated improvements in access, affordability or other expected benefits; that the agreement or future changes in government pricing or reimbursement policies may adversely affect BridgeBio’s business, results of operations or ability to continue investing in the development and commercialization of medicines for rare genetic diseases; the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Middle East, increasing rates of inflation and changing interest rates, on business operations and expectations, as well as those risks set forth in the Risk Factors section of the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and the Company’s other filings with the U.S. Securities and Exchange Commission.

Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Media Contact:
Kaitlyn Reilly, Director, Communications
contact@bridgebio.com
(650) 789-8220

BridgeBio Investor Contact:
Kristen Kelleher, Director, Investor Relations
ir@bridgebio.com